UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Energy East Corporation
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July 2007 Iberdrola: A solid partner

Important Additional Information The information in the following presentation regarding IBERDROLA has been prepared exclusively by IBERDROLA. ENERGY EAST CORPORATION has not confirmed the accuracy of the information presented in the presentation regarding IBERDROLA, and accepts no responsibility for the accuracy or completeness of such information. This presentation is being provided by Energy East solely to assist regulatory agencies in their review of IBERDROLA’s proposed acquisition of Energy East and this presentation is not to be used by investors or Energy East shareholders for investment purposes. IBERDROLA maintains an English-language website at: http://www.iberdrola.es/wcorp/corporativa/iberdrola?cambioIdioma=ESINICIO&codCache=11846252572068452. In connection with the proposed transaction, Energy East will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Energy East are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Energy East in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Energy East at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Energy East by directing such request to Energy East, 52 Farm View Drive, New Gloucester, ME 04260, Attention Marc Siwak. Energy East, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Energy East shareholders in connection with the proposed transaction. Information about the interests of Energy East's participants in the solicitation is set forth in Energy East’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

On June 25, Iberdrola announced that it would acquire Energy East for $28.50 per share in cash at closing Iberdrola to acquire Energy East Acquisition valued at $8.6B $4.5B of market equity value $4.1B of assumed debt $28.50 represents a 20% premium over Energy East’s average closing stock price for the 30 days prior to announcement On June 27, Iberdrola issued 85 million shares, raising $4.5B to preemptively finance the transaction The transaction is expected to close in about 12 months

Iberdrola is a leading global utility Total installed capacity (MW) Points of supply (million) Distributed electricity (GWh) 168,448 39,086 21.9 Note: (1) Pro forma financials based on Iberdrola results for 12m ended Dec 31, 2006 and ScottishPower results for 12m ended 30 Sept 2006. Excludes synergies (2) Production for 12 months ended Mar 31, 2007 (3) Capex based on Iberdrola results for 12 months ended Dec 31, 2006 and ScottishPower results for 12 months ended Sept 30, 2006; rating: S&P (4) Exchange rate of 1 EUR = 1.35 US$ (5) As of July 10, 2007 Key financials (USD million) 1, 4 Key operating data as of Mar 31, 2007 EBITDA EBIT Net profit Revenue 27,313 7,885 5,199 2,658 Enterprise Value 102 Market equity value5 66 Market value (USD billion)4 Production2 (GWh) 124,670 Rating A- Capex 5,774 Other key financials (USD million) 3, 4

Projects in over 40 countries Global engineering company 21.9 million electricity points of supply Top ranked distribution & supply business 6,562 MW in operation and pipeline of 37,675 MW TIER I in Combined Cycle Gas Turbine power plants 3,344 MW World leadership in wind and mini-hydro 9,712 MW 100 years experience in hydro 11,635 MW Best practices in nuclear Ignacio Galán selected as best executive of the European utilities for five consecutive years Highly awarded management More than 100 years of experience as a vertically integrated utility Operational expertise Solid position with “A” level rating in a period of heavy investment Balance Sheet strength Market equity value ~$66bn Solid financials Distribution & Operations Generation & Renewables Financial & Management Iberdrola is a leading global utility

Iberdrola has substantial scale and a solid rating relative to US utilities Market Equity Value (US$ M) (1) 1) Market data as of June 8, 2007 A- BBB A- BB- BBB A- A- BBB A- A BBB BBB- Credit Rating 68 48 42 31 29 26 24 23 21 21 12 7 Iberdrola Exelon National Grid TXU Dominion Southern FPL Duke Entergy PSEG ConEd KeySpan

Almost $ 4 billion from 2005 to 2007 $ 1.1 B $ 1.4 B $ 1.4 B Iberdrola continues to make significant investments in all of its T&D companies 2005 2006 2007e Spain UK Brazil - Bolivia Guatemala

84% of Iberdrola’s capacity in Spain with no or low emissions Iberdrola is fully committed to low emission technologies Installed capacity 2006 (MW) 13% 20% 16% 34% Coal & Fuel-oil Nuclear Gas Hydro Wind + Mini-hydro 17% Low emissions Emissions 20% % of total Other 16% No emissions 64%

1) Iberdrola’s Installed Capacity Equivalent Interruption Time Iberdrola’s continuous improvement in quality of service Average system interruption1 (Hours/year) 2.49 1.96 -20% 2000 2006 Iberdrola is recognized for the quality of its service

Why Iberdrola is the right partner Security of energy supply Need for new generation Improving efficiency standards Investing in renewable energies Other clean generation sources and energy efficient appliances Supporting local energy independence Addressing climate change Experienced in meeting energy needs in the communities we serve Iberdrola experience

Iberdrola operates in countries that have faced significant energy needs Country needs (2002-2006) Mexico 10,300 MW of Gas combined cycle 1) 60% of Spanish Energy Plan approved in September 2002 for 2002-2011 period Spain Country needs1 (2002-2006) Lack of generation capacity to meet demand growth Security of supply concerns Need for efficient generation technologies 9,000 MW of Gas combined cycle 8,400 MW of Renewable energies Environmental issues

17,400 MW Gas combined cycle 9,000 MW (2002-2006) Iberdrola: leading the investment in new energy with over 50% of new built clean generation capacity Renewables 8,400 MW (2002-2006) Gas combined cycle 10,300 MW 4,434 MW 4,800 MW 5,000 MW Iberdrola’s contribution (2002-2006) Country needs Iberdrola’s contribution (2002-2006) Country needs 9,234 MW 10,300 MW 5,000 MW Mexico Spain 53% 50% and Iberdrola met these needs with significant investments

Iberdrola has helped many countries to reach their renewable energy targets Iberdrola is the worldwide leader in wind energy with significant pipeline that ensures future investments 19,231 5,996 6,166 5,382 Pipeline + Spain U.K. Rest of Europe1 USA 400 Latam 500 Rest of world 1) Includes mini-hydro & other renewable energy technologies 6,562 MW of installed capacity 37,675 MW of pipeline1

Iberdrola has become a global company with a commitment to local management

IBERDROLA



Country	Portugal	Brazil	Mexico	Greece	U.K.
Initial investment	1997	1997	1999	2004	2005
Head	Joaquim Pina Moura	Marcelo Correa	Gonzalo Pérez	Christos Rokas	José Luis del Valle*
Existing business 2007	• Stake in EDP • Stake in GALP • Renewables • Supply • CCGT projects	• Distribution • Generation • Renewables	• Generation • Renewables	• Renewables • Analyzing projects in generation and distribution	• Generation • Transmission & Distribution • Supply (gas and electric) • Renewables

* Only Spanish executive in the ScottishPower group (9,000 employees)

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Increasing Presence in U.S. Increasing presence in the U.S. IBERDROLA ENERGY EAST Wind projects Gas storage Thermal generation Thermal generation Transmission & Distribution Hydroelectric generation

Pre-closing approvals required Transaction subject to a number of regulatory approvals Federal Hart-Scott-Rodino ("HSR") Exon-Florio ("CFIUS") Nuclear Regulatory Commission ("NRC") Federal Communications Commission ("FCC") Federal Energy Regulatory Commission ("FERC") State New York Public Service Commission ("PSC") Connecticut Department of Public Utility Control ("DPUC") Maine Public Utilities Commission ("PUC") New Hampshire Public Utilities Commission ("PUC")

Expected timetable Closing of the transaction expected for 2H 2008 Estimated date Key step Aug. 2007 Filing of Federal and State applications / notices Sep. 2007 End of HSR waiting period Sep. 2007 End of CFIUS review Sep. 2007 FCC approval Dec. 2007 Connecticut DPUC order Dec. 2007 New Hampshire PUC order Feb. 2008 Maine PUC order Feb. 2008 FERC order Apr. 2008 NRC approval Jun. 2008 New York PSC order1 1) It is a expected that the order will be granted between April 2008 and August 2008